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                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                             POWER OF ATTORNEY
                             -----------------


                               David T. Foy
                              Thomas M. Marra
                           Christine Hayer Repasy
                             Lowndes A. Smith
                              John C. Walters
                           David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark and W. Michael Stobart to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

/s/ David T. Foy                  Dated as of August 1, 2001
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David T. Foy

/s/ Thomas M. Marra               Dated as of August 1, 2001
-------------------------
Thomas M. Marra

/s/ Christine Hayer Repasy        Dated as of August 1, 2001
-------------------------
Christine Hayer Repasy

/s/ Lowndes A. Smith              Dated as of August 1, 2001
-------------------------
Lowndes A. Smith

/s/ John C. Walters               Dated as of August 1, 2001
-------------------------
John C. Walters

/s/ David M. Znamierowski         Dated as of August 1, 2001
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David M. Znamierowski